Exhibit 99.1
NEWS

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IMMEDIATE RELEASE
FORD MOTOR COMPANY'S MARCH U.S. SALES DECLINE 13%

FORD ESCAPE HELPS FORD DEALERS POST RECORD SUV SALES

DEARBORN, MI, April 3, 2001 - U.S. customers purchased or leased 386,069 cars and trucks from Ford, Mercury, Lincoln, Jaguar, Volvo, and Land Rover dealers in March, down 13 percent from the same month a year ago. Last March, the company recorded its highest sales month in history (441,701).

The Ford Escape achieved it best sales month ever as 16,232 customers took delivery of the all-new subcompact sport utility vehicle in March. The Escape helped Ford Outfitters deliver an any-month record of "No Boundaries" sport utility vehicles (75,216).

The company's Volvo and Land Rover brands each posted strong sales in March. Volvo achieved its second highest sales month (12,496) and Land Rover achieved its second highest March sales (2,107).

North American Production
Ford is reducing its previously-announced second quarter North American production plan by 20,000 units to 1,230,000 cars and trucks, primarily reflecting the elimination of one of three shifts of production at the Michigan Truck Plant. The company's second


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quarter 2001 North  American  production  is 89,000 units (7%) lower than second quarter 2000.